Exhibit 99.1

Contact:

For Augme Technologies, Inc.

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Ed Harrison
Lippert/Heilshorn & Associates, Inc.	fama PR
(212) 838-3777	(617) 758-4144
sprince@lhai.com or ir@augme.com	ed@famapr.com

Augme Technologies Completes Acquisition of Assets of Mobile Marketing and Advertising Leader Hipcricket, Inc.

Combined Entity to Provide One-Stop Mobile Marketing Solutions For Consumer Brands, Agencies, Pharmaceutical/Health and Media Companies

NEW YORK, NY -- (August 30, 2011) - Augme Technologies, Inc. (OTCBB: AUGT) (“Augme”), a leader in full-service mobile marketing solutions utilizing patented technology that enables the world’s largest brands to plan, build, deploy and track mobile marketing campaigns with their target audiences, today announced that it has completed the acquisition of substantially all of the assets and the business of Hipcricket, Inc., (“Hipcricket”), a leading mobile marketing and advertising company headquartered near Seattle, Washington.

The purchase price of $44.5 million was comprised of $3 million in cash, a $1 million promissory note, $2 million to be paid to holders of Hipcricket options, which amount Augme may pay, at its discretion, in either cash or Augme’s common stock and $38.5 million in Augme’s common stock.  In addition, the transaction calls for a twelve-month earn-out payment to Hipcricket shareholders and employees valued at up to an additional $27.5 million, which may be paid in cash or Augme’s common stock at Augme’s discretion provided that the transaction remains a tax-free reorganization. Augme expects to retain all of Hipcricket’s employees, and the current Hipcricket team will continue to service Hipcricket’s customers.

Earlier this summer, Hipcricket reached an industry-leading milestone by hosting its 130,000th  campaign, and the company managed over 30,000 campaigns in 2011 using a broad range of mobile communications platforms, including SMS, MMS, CRM, mobile-social programs, mobile coupons, QR codes, branded applications, mobile web, and other platforms for such clients as Macy’s, MillerCoors, Nestle, KFC, and Clear Channel.

Hipcricket’s pace of activity has steadily advanced since the company powered its first campaign in 2004. Hipcricket developed and executed 17,000 campaigns in the first half of 2010 and nearly doubled that number in the first six months of 2011. This year, the company is recording double-digit percentage month-over-month growth in the number of campaigns processed each month. Hipcricket’s Mobile Advertising Network has been utilized by companies in more than 15 industries, with a particular focus on quick-service restaurants (QSR), retail, travel, technology and consumer packaged goods (CPG).

Augme believes that, as a result of the Hipcricket acquisition, it can count itself as the preeminent leader in end-to-end mobile marketing solutions for consumer brands, agencies, pharmaceutical/health and media companies.  The combined companies’ client roster includes over 300 total clients, including:

•     ten of the world’s top twenty pharmaceutical companies;

•     six of the largest media companies in the world;

•     four of the largest advertising agencies in the world

•     three of the leading quick service restaurant groups in the world; and

•     one of the largest food companies in the world.

“We believe that the acquisition of Hipcricket will allow Augme to provide the most powerful best-of-breed mobile marketing and advertising solutions to global brand name leaders, backed by strong intellectual property portfolios that include patented technology and software-as-a-service (“SaaS”) technology platforms,” noted Paul Arena, Chief Executive Officer of Augme Technologies, Inc.  “Additionally, Hipcricket’s revenues for the twelve months ended July 31, 2011 approximated $9.4 million on which it earned a 67% gross profit margin.”

In recent months, Augme believes that it has significantly broadened and strengthened the capabilities of its industry-leading management team.  Paul Arena remains Chief Executive Officer of Augme, while Hipcricket’s founder and Chief Executive Officer, Ivan Braiker, has been appointed President and joins Augme’s Board of Directors.  Jim Crawford has resigned as a director of the Company, however, he remains Augme’s Chief Information Officer.  Eric Harber, President and Chief Operating Officer of Hipcricket, joins Augme’s management team as Chief Operating Officer.  Phillip Rapp, previously Chief Operating Officer of Augme, has become Executive Vice President of Strategic Planning.  Following Augme’s acquisition of JAGTAG last month, the former CEO of that company, Ed Jordan, was named Chief Financial Officer of Augme.  “This well-rounded senior management team has more than 200 years of combined experience in brand marketing, social media, Internet, telecommunications, advertising, customer relationship management technology and data analytics in a number of industries that are relevant to Augme’s strategic business objectives,” added Arena.

Ivan Braiker is a pioneer in the integration of new and traditional media and has over 30 years of executive management experience in broadcasting and media. Eric Harber is a mobile and software veteran with a breadth of experience in general management, strategy, M&A, product development, sales and marketing that has earned him a reputation for driving revenue growth, building effective teams and managing change in dynamic environments for companies at every stage of growth.

“As the mobile marketing industry matures, we believe companies that can provide a comprehensive array of effective mobile solutions built upon robust technology platforms and best-of-breed strategic services will become increasingly attractive partners for global, national and regional brand-name leaders, continued Paul Arena. By positioning itself to become the preeminent one-stop mobile marketing and advertising provider, we believe that Augme is ideally positioned to take advantage of these industry trends.”

“We expect the combined company to continue to innovate and deliver powerful mobile marketing tools and campaigns to all of its existing customers, including over 50 Fortune 500 and Global 500 companies, and to future customers seeking best-in-class solutions and results,” observed Mr. Braiker.

Augme’s Intellectual Property portfolio, which covers mobile and Internet marketing technology including content targeting, device detection, and advanced analytics systems currently numbers five issued patents, two allowed patents pending issuance and 19 pending patent applications.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB: AUGT - News) provides strategic services and mobile technology to leading consumer and healthcare brands. Augme’s AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and Image Recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE™, Augme owns and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Atlanta, Dallas, Tucson and London. For more information, visit www.augme.com .

Augme Technologies, Inc.™, Augme™, AD LIFE™, BOOMBOX®, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-11.

About Hipcricket, Inc.

Hipcricket, Inc. is the one-stop mobile marketing and advertising company that empowers brands, agencies and media properties to engage customers, drive loyalty and increase sales. Hipcricket’s customers connect with consumers across every mobile channel, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Hipcricket’s proven technology, strategic and marketing services and experienced account management teams have provided measurable successes across an industry-leading

130,000 campaigns for such clients as Macy’s, MillerCoors, Nestle, KFC, and Clear Channel. The company has also created the first comprehensive permission-based mobile ad network that taps into the buying power of the mass market with industry-leading capabilities to target customers via location and highly-specific demographic information across SMS, display, rich media and video.

Hipcricket is based near Seattle, Washington, with operations in New York, Dallas, Chicago, Los Angeles and Mexico City. For more mobile marketing and mobile advertising information, please visit www.hipcricket.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended February 28, 2011 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

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